UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2018

SanSal Wellness Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	99-0375676
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 North University Drive #220, Fort Lauderdale, FL	33321
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 722-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “SanSal Wellness,” “we,” “us” and “our” refer to SanSal Wellness Holdings, Inc. and its subsidiary.

Item 8.01           Other Events.

On February 12, 2018 the Company issued a press release (a) announcing that effective February 12, 2018 its shares of common stock commenced trading on the OTCQB tier of the over-the-counter market operated by OTC Markets Group Inc.; and (b) providing shareholders an update regarding its current operations, business strategy and growth opportunities in the market for industrial hemp and whole-plant hemp oil extracts and related products.

A copy of the Company’s press release dated February 12, 2018 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description
99.1	Press Release dated February 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2018	SANSAL WELLNESS HOLDINGS, INC. f/k/a Armeau Brands Inc.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado, Chief Executive Officer